Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The tables below set forth the unaudited pro forma condensed combined financial data for Acadia Healthcare Company, Inc. (“Acadia”) giving effect to certain acquisitions and related financing transactions as further described below and give effect to each transaction as if it occurred on January 1, 2014. The unaudited pro forma condensed combined financial data is based on the assumption that Acadia will issue $250,000,000 of senior unsecured notes in this offering.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 combines the audited consolidated statement of operations of Acadia for the year ended December 31, 2014, the unaudited consolidated statement of operations of Partnerships in Care for the six months ended June 30, 2014, the audited consolidated statement of operations of CRC for the year ended December 31, 2014 and the unaudited consolidated statement of operations for other completed acquisitions for the period from January 1, 2014 to the earlier of the acquisition date or December 31, 2014.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2015 combines the unaudited consolidated statement of operations of Acadia for that period, the unaudited consolidated statement of operations of CRC for the period prior to February 11, 2015, the CRC acquisition date, and the unaudited consolidated statement of operations for other completed acquisitions for the periods prior to the respective acquisition dates.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 combines the unaudited consolidated statement of operations of Acadia for that period, the unaudited consolidated statement of operations for Partnerships in Care for the six months ended June 30, 2014, the unaudited statement of operations of CRC for the six months ended June 30, 2014 and the unaudited consolidated statement of operations for other completed acquisitions for the period from January 1, 2014 to the earlier of the acquisition date or June 30, 2014.

The unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting for business combinations under GAAP. The adjustments necessary to fairly present the unaudited pro forma condensed combined financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial data.

The unaudited pro forma condensed combined financial data is for illustrative purposes only and does not purport to represent what our financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

The unaudited pro forma condensed combined financial data should be read in conjunction with the consolidated financial statements and notes thereto of Acadia, Partnerships in Care and CRC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(In thousands, except per share amounts)

	Acadia(1)	Partnerships in Care(5)	CRC(2)	Completed Acquisitions(3)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue before provision for doubtful accounts	$1,030,784	$142,312	$460,040	$191,356			$1,824,492
Provision for doubtful accounts	(26,183)	3	—	(261)	(7,872)	(7)	(34,313)

Revenue	1,004,601	142,315	460,040	191,095	(7,872)		1,790,179
Salaries, wages and benefits	575,412	84,641	227,692	106,424			994,169
Professional fees	52,482	6,737	40,551	10,636			110,406
Supplies	48,422	4,868	20,858	6,868			81,016
Rents and leases	12,201	909	17,538	5,985			36,633
Other operating expenses	110,654	11,644	51,517	16,225	(1,122)	(11)	188,918
Depreciation and amortization	32,667	11,731	21,290	7,601	(10,747)	(8)	62,542
Interest expense, net	48,221	43,084	72,718	1,435	(52,760)	(9)	112,698
Provision for doubtful accounts	—	—	7,872	—	(7,872)	(7)	—
Debt extinguishment costs	—	—	11,622	—			11,622
Gain on foreign currency derivatives	(15,262)	—	—	—	15,262	(10)	—
Goodwill and asset impairments	—	—	1,089	—			1,089
Transaction-related expenses	13,650	—	7,686	—	(21,336)	(11)	—

Total expenses	878,447	163,614	480,433	155,174	(78,575)		1,599,093
Income (loss) from continuing operations before income taxes	126,154	(21,299)	(20,393)	35,921	70,703		191,086
Provision (benefit) for income taxes	42,922	30	6,576	8,981	2,639	(12)	61,148

Income (loss) from continuing operations	$83,232	$(21,329)	$(26,969)	$26,940	$68,064		$129,938

Earnings per share—income (loss) from continuing operations:
Basic	$1.51						$1.85

Diluted	$1.50						$1.84

Weighted average shares:
Basic	55,063				15,214	(13)	70,277
Diluted	55,327				15,214	(13)	70,541

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2015

(In thousands, except per share amounts)

	Acadia(1)	CRC(2)	Completed Acquisitions(4)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue before provision for doubtful accounts	$835,956	$53,014	$66,135			$955,105
Provision for doubtful accounts	(16,513)	—	(10)	(1,206)	(7)	(17,729)

Revenue	819,443	53,014	66,125	(1,206)		937,376
Salaries, wages and benefits	449,173	31,288	39,831			520,292
Professional fees	52,456	5,136	3,687			61,279
Supplies	36,796	2,583	2,364			41,743
Rents and leases	14,097	2,023	1,600			17,720
Other operating expenses	91,655	5,708	5,277			102,640
Depreciation and amortization	28,030	2,459	2,852	(571)	(8)	32,770
Interest expense, net	50,195	8,883	862	(2,186)	(9)	57,754
Provision for doubtful accounts	—	1,206	—	(1,206)	(7)	—
Gain on foreign currency derivatives	908	—	—	(908)	(10)	—
Transaction-related expenses	25,573	1,712	—	(27,285)	(11)	—

Total expenses	$748,883	60,998	56,473	(32,156)		834,198
Income (loss) from continuing operations before income taxes	70,560	(7,984)	9,652	30,950		103,178
Provision (benefit) for income taxes	22,125	(3,034)	2,069	11,857	(12)	33,017

Income (loss) from continuing operations	$48,435	$(4,950)	$7,583	$19,093		$70,161

Earnings per share—income (loss) from continuing operations:
Basic	$0.74					$0.98

Diluted	$0.74					$0.97

Weighted average shares:
Basic	65,429			6,529	(13)	71,958
Diluted	65,782			6,529	(13)	72,311

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2014

(In thousands, except per share amounts)

	Acadia(1)	Partnerships in Care(5)	CRC(2)	Completed Acquisitions (3)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue before provision for doubtful accounts	$426,783	$142,312	$219,175	$101,857			$890,127
Provision for doubtful accounts	(11,562)	3	—	(204)	(3,432)	(7)	(15,195)

Revenue	415,221	142,315	219,175	101,653	(3,432)		874,932
Salaries, wages and benefits	240,048	84,641	104,362	56,741			485,792
Professional fees	21,273	6,737	19,355	5,555			52,920
Supplies	20,660	4,868	9,812	3,607			38,947
Rents and leases	5,658	909	8,377	3,413			18,357
Other operating expenses	47,756	11,644	23,721	8,779	(1,122)	(11)	90,778
Depreciation and amortization	11,371	11,731	10,316	4,003	(6,709)	(8)	30,712
Interest expense, net	19,437	43,084	36,476	810	(43,715)	(9)	56,092
Provision for doubtful accounts	—	—	3,432	—	(3,432)	(7)	—
Debt extinguishment costs	—	—	11,622	—			11,622
Gain on foreign currency derivatives	(13,735)	—	—	—	13,735	(10)	—
Goodwill and asset impairments	—	—	—	—			—
Transaction-related expenses	4,595	—	2,588	—	(7,183)	(11)	—

Total expenses	357,063	163,614	230,061	82,908	(48,426)		785,220
Income (loss) from continuing operations before income taxes	58,158	(21,299)	(10,886)	18,745	44,994		89,712
Provision (benefit) for income taxes	22,680	30	3,511	4,756	(2,269)	(12)	28,708

Income (loss) from continuing operations	$35,478	$(21,329)	$(14,397)	$13,989	$47,263		$61,004

Earnings per share—income (loss) from continuing operations:
Basic	$0.70						$0.86

Diluted	$0.69						$0.86

Weighted average shares:
Basic	50,872				19,691	(13)	70,563
Diluted	51,174				19,691	(13)	70,865

See accompanying notes to unaudited pro forma financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In thousands, except per share amounts)

(1)	The amounts in this column represent, for Acadia, actual results for the periods presented.
(2)	The amounts in this column represent, for CRC, actual results for the periods presented prior to the acquisition date of February 11, 2015 based on financial information prepared and obtained from CRC management.
(3)	The amounts in this column represent pro forma adjustments for Acadia’s and CRC’s completed acquisitions of (a) Habit, (b) McCallum Place, (c) Quality Addiction Management, Inc. (“QAM”), (d) three facilities from Choice Lifestyles (“Choice”), (e) Pastoral Care Group (“Pastoral”), (f) Mildmay Oaks, (g) 15 facilities from Care UK Limited (“Care UK”), (h) Belmont, (i) H&SCP and (j) Danshell (none of which were individually material) up to the respective acquisition dates based on financial information prepared and obtained from the respective companies.
(4)	The amounts in this column represent pro forma adjustments for Acadia’s completed acquisitions of (a) QAM, (b) Choice, (c) Pastoral, (d) Mildmay Oaks, (e) Care UK, (f) Belmont, (g) H&SCP and (h) Danshell (none of which were individually material) up to the respective acquisition dates.
(5)	The historical financial statements of Partnerships in Care are prepared in accordance with U.K. GAAP and are adjusted to: (i) reconcile the financial statements to U.S. GAAP and (ii) translate the financial statements to U.S. dollars based on the historical exchange rates below. The Partnerships in Care financial statements have been reclassified to conform to Acadia’s financial statement presentation.

GBP/USD
Six months ended June 30, 2014	Average Rate	$1.6687

The amounts below represent results for the six months ended June 30, 2014.

	Partnerships in Care (in £, in U.K. GAAP)	U.S. GAAP Adjustments		Notes	Partnerships in Care (in £, in U.S. GAAP)	Partnerships in Care (in $, in U.S. GAAP)
Revenue before provision for doubtful accounts	£85,283	£			£85,283	$142,312
Provision for doubtful accounts	2				2	3

Revenue	85,285				85,285	142,315
Salaries, wages and benefits	51,601		(878)	(6)	50,723	84,641
Professional fees	4,037				4,037	6,737
Supplies	2,917				2,917	4,868
Rents and leases	545				545	909
Other operating expenses	6,978				6,978	11,644
Depreciation and amortization	5,991		1,039	(6)	7,030	11,731
Interest expense, net	31,979		(6,160)	(6)	25,819	43,084
Transaction-related expenses	—				—	—

Total expenses	104,048		(5,999)		98,049	163,614
(Loss) income from continuing operations before income taxes	(18,763)		5,999		(12,764)	(21,299)
(Benefit) provision for income taxes	(1,063)		1,081	(6)	18	30

Loss from continuing operations	£(17,700)		£4,918		£(12,782)	$(21,329)

(6)

Reflects adjustments to reconcile U.K. GAAP to U.S. GAAP including (i) a property and equipment impairment charge and related depreciation expense adjustment, which would not have been recorded under U.S. GAAP; (ii) amortization of an interest rate swap, which would not have been recorded under U.S.

GAAP; (iii) a share-based payment charge, which would not have been recorded under U.S. GAAP; and (iv) the tax impact of the previous adjustments.
(7)	Reflects reclassification of CRC provision for doubtful accounts to conform to Acadia historical presentation.
(8)	Represents the adjustments to depreciation and amortization expense as a result of recording the property and equipment and intangible assets at preliminary estimates of fair value as of the date of the acquisitions, as follows:

	Amount	Useful Lives (in years)	Monthly Depreciation	Year Ended December 31, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Partnerships in Care:
Land	$72,086	N/A	$—	$—	$—	$—
Building and improvements	437,195	30-50	1,046	6,275	—	6,275
Equipment	18,909	3-10	354	2,127	—	2,127

	528,190		1,400	8,402	—	8,402
Indefinite-lived intangible assets	651	N/A	—	—	—	—

	651		—	—	—	—

Partnerships in Care depreciation and amortization expense				8,402	—	8,402
CRC:
Land	$24,597	N/A	$—	$—	$—	$—
Building and improvements	88,312	10-40	575	6,900	939	3,450
Equipment	24,110	3-10	581	6,972	949	3,486
Construction in progress	3,133	N/A	—	—	—	—

	140,152		1,156	13,872	1,888	6,936
Indefinite-lived intangible assets	37,000	N/A	—	—	—	—

	37,000		—	—	—	—
CRC depreciation and amortization expense				13,872	1,888	6,936

Total depreciation and amortization expense				22,274	1,888	15,338
Less: historical depreciation and amortization expense of Partnerships in Care				(11,731)	—	(11,731)
Less: historical depreciation and amortization expense of CRC				(21,290)	(2,459)	(10,316)

Depreciation and amortization expense adjustment				$(10,747)	$(571)	$(6,709)

(9)	Represents an adjustment to interest expense to give effect to the following transactions:

	Year Ended December 31, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Interest related to 5.125% Senior Notes due 2022	$7,688	$—	$7,688
Interest related to 5.625% Senior Notes due 2023 issued February 2015	21,094	2,871	10,547
Interest related to new 5.625% Senior Notes	14,063	7,032	7,032
Interest related to paydown of 12.875% Senior Notes	(12,553)	(6,277)	(6,277)
Interest related to Term Loan A	8,225	—	4,113
Interest related to Term Loan B	21,250	2,892	10,625
Interest related to change in the applicable interest rate on term A loans based on Acadia’s consolidated leverage ratio	1,141	285	571
Interest related to revolving line of credit paydown, net of borrowing	(105)	33	239
Interest related to amortization of deferred financing costs	3,674	723	2,117
Less: historical interest expense of Partnerships in Care	(43,084)	—	(43,084)
Less: historical interest expense of CRC	(72,718)	(8,883)	(36,476)
Less: historical interest expense of other completed acquisitions	(1,435)	(862)	(810)

Interest expense adjustment	$(52,760)	$(2,186)	$(43,715)

An increase or decrease of 0.125% in the interest rate of 5.625% for the new unsecured senior notes would result in a change of $0.3 million, $0.2 million and $0.2 million for the year ended December 31, 2014 and the six months ended June 30, 2015 and 2014, respectively.

(10)	Represents adjustments to eliminate the gain on foreign currency derivatives, which are related to the acquisition of Partnerships in Care on July 1, 2014, the acquisitions of two facilities from Choice Lifestyles, Pastoral and Mildmay Oaks on April 1, 2015 and the acquisitions of Care UK and one facility from Choice Lifestyles on June 1, 2015.
(11)	Represents adjustments to eliminate transaction-related expenses incurred by Acadia, Partnerships in Care, Habit and CRC related to the acquisitions.
(12)	Reflects adjustments to income taxes to reflect the impact of the above pro forma adjustments applying combined U.S. federal and state statutory tax rates and U.K. statutory rates.
(13)	Represents adjustments to weighted average shares used to compute basic and diluted earnings per share to reflect the effect of 8,881,794 shares of common stock issued by Acadia in June 2014, 5,975,326 shares of common stock issued by Acadia on February 11, 2015 related to the acquisition of CRC and 5,175,000 shares of common stock issued on May 11, 2015.